Exhibit 10.1

MASTER SERVICES AGREEMENT

MASTER SERVICES AGREEMENT Number ASP0001 (this “Agreement”) is dated to be effective as of September 2, 2025, (the “Effective Date”), by and between Hungerford Consulting LLC d/b/a H4D Consulting (hereinafter “Consultant”), having its principal office at [REDACTED] and Aspira Women’s Health, Inc (hereinafter “Client,” each a “Party” and, together with Consultant, the “Parties”), having its principal office at Building III, 12117 Bee Caves Rd Suite 100, Austin, TX 78738.

WITNESSETH:

WHEREAS, the Consultant will provide certain services with regard to accounting services, systems design and implementation, project management, and process automation for and on behalf of the Client’s Business; and

WHEREAS, Client desires to retain Consultant from time to time to provide such services, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

1. Scope. This Agreement shall serve as a master agreement and shall govern and control with respect to all services performed by Consultant for Client, unless the Parties agree otherwise in a later, separate, project-specific written agreement, in which case, such agreement shall control solely with respect to that specific project as provided for therein. The services, as described in a signed Statement of Work, which Consultant shall render under this Agreement shall be as an independent contractor. Nothing contained in this Agreement shall be construed to create the relationship of servant, employee, partnership or joint venture between the Parties. Except as provided herein or otherwise agreed to by the Parties in writing, neither Party shall have any authority to bind the other Party to any commitment, contract, agreement or other obligation. All Assigned Employees, including Brian Hungerford, are solely employees of Consultant and are not employees of Client.

2. Certain Definitions.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified, or is an immediate family member of such Person or an Affiliate thereof. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

Certain identified information has been excluded from this exhibit because it is both (1) not material and (2) is the type that the registrant treats as private or confidential.

MASTER SERVICES AGREEMENT

“Cause” shall mean, without limitation: (i) Consultant’s material breach of this Agreement or any written policy of Client; (ii) Consultant’s gross negligence, willful misconduct, fraud, dishonesty, or misappropriation relating to Client’s business; (iii) Consultant’s conviction of, or plea of guilty or nolo contendere to, a felony or any crime involving moral turpitude; (iv) Consultant’s failure or refusal to perform assigned duties or to comply with lawful directives of Client, which remains uncured (if curable) for ten (10) days after written notice; or (v) any act or omission by Consultant that, in the reasonable judgment of Client, materially harms or could reasonably be expected to materially harm Client’s business, reputation, or goodwill. In the event of a termination for Cause, Consultant shall not be entitled to any further payments, fees, bonus, severance, or benefits of any kind following the effective date of termination, except for accrued but unpaid amounts properly invoiced and earned through the termination date.

“Completion” for Statements of Work shall mean that date when Client accepts all Deliverables as provided for in Section 5(d) from such Statement of Work.

“Consultant Personnel” means, individually and collectively, Consultant’s employees, subcontractors, suppliers, or agents engaged to perform services under this Agreement; provided, however, that the primary individual as assigned by Consultant to perform services on a full time basis at Client, Brian Hungerford shall not be considered Consultant Personnel for purposes of any non-solicitation or fee-based provisions. The Parties agree that Consultant Personnel, including Brian Hungerford, are not employees of Client and shall not be entitled to holidays, vacations, disability, insurance, pensions, retirement plan participation or any other benefits offered or provided by Client to its own employees, except as expressly provided by a signed written agreement between Client and Consultant. The Parties further agree that Consultant’s assignment of Brian Hungerford to perform services on a full time basis for Client is a material term of this Agreement.

“Deliverables” shall mean those items prepared by Consultant for Client pursuant to this Agreement, including preliminary work products, regardless of whether such items are actually delivered to Client.

“Person” shall mean an individual, corporation, limited liability company, partnership, unincorporated association, trust, joint venture or other organization or entity.

3. Term and Termination.

(a) Term. This Agreement shall commence on the Effective Date and shall, unless terminated sooner in accordance with the terms of this Agreement or extended by agreement between the Parties, expire one (1) year after the date upon which all Statements of Work have either expired or been completed, such date, in the event of disagreement, to be determined by Client. Each Statement of Work shall commence on the date specified therein and unless terminated earlier by Client in accordance with the terms of this Agreement continue for the duration specified therein.

MASTER SERVICES AGREEMENT

(b) Statements of Work. Unless otherwise provided for in the relevant Statement of Work, all Statements of Work may be terminated immediately upon thirty (30) days’ written notice from Consultant to Client. Unless otherwise specified in the notice, notice of termination of the Agreement as provided for in Section 3(d) shall constitute a notice of termination of all outstanding Statements of Work. Statements of Work shall terminate upon Completion but in no event later than the thirty day notice period referenced herein.

(c) Severance: In the event the Client terminates Consultant’s engagement for reasons other than for Cause at any time following the date which is (a) six (6) months or (b) twelve (12) months following the Effective Date, and provided that Consultant signs and does not revoke a standard separation agreement release of all claims against the Client, in a form reasonably satisfactory to the Client, does not breach any provision of this Agreement, and continues to comply with the Clients Proprietary Information and Inventions Agreement, Consultant shall be entitled to receive:

(i) After six (6) months of engagement, continued payment of Consultant’s base salary as then in effect for a period of three (3) months following the date of termination (the “Severance Period”), to be paid periodically in accordance with the Client’s standard payroll practices, provided that Consultant shall immediately repay to the Client any amounts that Consultant receives hereunder if within sixty (60) days following termination of Consultant’s engagement Consultant either has failed to execute the standard release described above or has revoked the general release after its execution; and

(ii) After twelve (12) months of engagement, continued payment of Consultant’s base salary as then in effect for a period of six (6) months following the date of termination (the “Severance Period”), to be paid periodically in accordance with the Client’s standard payroll practices, provided that you shall immediately repay to the Client any amounts that Consultant receives hereunder if within sixty days following termination of Consultant’s engagement Consultant either has failed to execute the standard release described above or has revoked the general release after its execution; and

(iii) Consultant will not be eligible for any bonus or other benefits not described above after termination, except as may be required by law.

(d) Termination after Change of Control. If Consultant’s engagement is terminated by the Client for reasons other than for Cause within the twelve (12) month period following a Change of Control (as defined below), then, in addition to the severance obligations due to Consultant under Section 3(c) above (disregarding the six (6) month and twelve (12) month probationary periods set forth in this Section 3), one-hundred percent (100%) of any then-unvested shares under Client equity compensation program held by Consultant will vest upon the date of such termination and the period of time for their exercise will be at the discretion of the Client, but in no event with less than 30 days’ notice, provided that no option shall be exercisable after expiration of its original term. It may very well be necessary for the Consultant to exercise such shares on the day of Change in Control, and the Client shall use its best efforts to provide Consultant with a reasonable period of advance written notice in such event.

MASTER SERVICES AGREEMENT

(e) Obligations of the Client Upon Termination.

Upon the termination of this Agreement: the Client shall have no further obligations hereunder other than the payment of all fees and pre-approved expenses payable to the Consultant through the date of such termination, all of which shall be paid within 15 days. (provided that in the case of a termination by the Client Consultant shall be entitled to receive payment of any bonus earned in the year prior to the year of termination but that is unpaid as of the termination date, to be paid at the same time such bonus would have been paid if no such termination had occurred (the “Earned But Unpaid Bonus”) and (2) all unvested stock options and RSUs will all vest upon the termination date and the time for the Consultant to exercise all options granted and vested shall be equal to the term of the option (the “Termination Options”). Any other payments or equity vesting, will be governed solely by the applicable Statement of Work or a separate written agreement between the Parties. The Client shall have no obligation to provide post-termination payments, equity or benefits except as expressly stated in such documents.

(f) Resignation as Officer and Director. Upon termination of this Agreement and the Consultant’s engagement hereunder for any reason by either party, the Consultant Personnel, including Brian Hungerford, shall be deemed to have resigned from all offices and positions they may hold with the Client at such time including without limitation Board membership and/or positions as an officer of the Client.

(g) No Further Liability. Upon notice of termination of this Agreement or any Statement of Work, Client shall only be required to pay Consultant the amount that would otherwise be owed under this Agreement through the date of termination.

4. Compensation and Payment.

(a) Payment Terms. Each Statement of Work shall establish the rates to be paid.

(b) Invoicing and Payment. Invoices will be submitted semi-monthly on the 15th and 30th of each month in US Dollars (USD) and payment shall be remitted in USD by ACH as set forth in Appendix A. Invoices will be sent to accountspayable@aspirawh.com ..

Invoices shall be payable within five (5) days of receipt. In the event of a good-faith dispute over any invoiced amount, the Client shall promptly notify Consultant and may withhold the disputed portion until resolved. Any undisputed amounts not paid within thirty (30) days of the invoice date shall accrue interest at the lesser of 1.0% per month (12% annually) or the maximum rate permitted by law. Consultant shall not assess any penalty or refer unpaid invoices for collection without first notifying Client in writing and allowing ten (10) business days to cure.

MASTER SERVICES AGREEMENT

(c) Disputes. In the event the Client disputes one or more items in an invoice, Client shall, within fifteen (15) days of receipt of such invoice, notify Consultant of the item or items under dispute and the reasons therefore. Client may withhold payment of such disputed items until settlement of the dispute but shall otherwise pay all undisputed amounts due and owing.

(d) Business Expenses. The Client will reimburse the Consultant for reasonable travel, entertainment, and other pre-approved expenses incurred by the Consultant in the furtherance of the performance of the Consultant’s duties hereunder, in accordance with the Client’s expense reimbursement policy for Consultants as in effect from time to time, or as expressly agreed in writing, provided, however, that the Client will make the reimbursement only if the corresponding expense was pre-approved, incurred during the term of this Agreement, and the reimbursement is made on or before the last day of the calendar year following the calendar year in which the expense is incurred, the amount of expenses eligible for such reimbursement during a calendar year will not affect the amount of expenses eligible for such reimbursement in another calendar year, and the right to such reimbursement is not subject to liquidation or exchange for another benefit from the Client.

5. Statements of Work. Statements of Work shall be written and executed by both Parties. Statements of Work shall specify, at a minimum: requirements for services; deliverables to be tendered; and payment terms.

a. Scope. Statements of Work shall serve to provide project-specific terms and shall be limited in scope to individual projects. Unless explicitly provided for in this Agreement or referred by Section number in the relevant Statement of Work, Statements of Work shall not serve to alter or modify the terms of this Agreement, and in the event of a conflict of any terms, this Agreement shall control.

b. Project Log. Consultant shall maintain a Project Log for the Statement of Work. Such Project Log shall contain, at a minimum:

i. A summary of the overall progress of the Statement of Work to date along with a report of any problems encountered and how such problems were resolved, if so resolved, or a plan for resolving such problems along with a timeframe for resolution; and

ii. Any description of any additional items, materials, and/or assistance that Consultant needs from Client or Client Personnel.

MASTER SERVICES AGREEMENT

6. Surrender of Records and Materials. Upon the termination of this Agreement for any reason whatsoever or upon demand at any time by the Client, whichever occurs first, Consultant shall promptly return to the Client all Client property, including, but not limited to, capital equipment, product samples, formulation data, test results of any kind, statistical data, sales or marketing manuals, pricing data, copies of invoices and mailing lists pertaining to services. Consultant acknowledges that all of the foregoing items are the Client’s property. Consultant further agrees that on termination of this Agreement, for any reason whatsoever, Consultant shall deliver to the Client, in good condition, all records kept by Consultant that contain the names, addresses and other information with regard to the Client’s customers or potential customers served by Consultant. Consultant acknowledges that these items are also the Client’s property, except for those names, addresses and information that were in possession of the Consultant prior to the execution of this agreement.

7. Indemnification and D&O Coverage:

(a) Coverage. The Company will indemnify and hold harmless Consultant, and Consultant Personnel, including Brian Hungerford, for actions taken in Consultant Personnel/Brian Hungerford’s capacity as a duly authorized officer of the Client, to the fullest extent permitted by law, subject to the terms and limitations of the Client’s indemnification policies and governing documents. Consultant shall be entitled to coverage under the Client’s Directors and Officers insurance policy to the extent such policy extends to non-employee officers, on terms no less favorable than those provided to other officers of the Client. For the avoidance of doubt, the Client does not agree to provide separate or extended tail coverage following the termination of Consultant’s services.

(b) Limitations. Notwithstanding the foregoing, the Client shall have no obligation to indemnify Consultant, Consultant Personnel and/or Brian Hungerford or provide insurance coverage for any claim, liability, or expense arising from (i) acts or omissions that were outside the scope of their authorized duties as an officer of the Client; (ii) gross negligence, willful misconduct, fraud, or criminal activity; (iii) any violation of Client policy or applicable law; or (iv) any matter for which indemnification is prohibited by applicable law. The Client shall have the right to determine, in good faith and in its sole discretion, whether an act or omission falls within the scope of authorized duties for purposes of indemnification and insurance coverage.

(c) Consultant’s Indemnification. Consultant agrees to defend, indemnify, and hold Client, its owners, directors, officers, employees and agents harmless from any and all third party demands, claims, actions, suits, proceedings, costs, expenses, damages and liabilities including any claims or demands by any government agencies as well as by any employees assigned to Client (including reasonable attorney’s fees) arising out of the fault, negligence, omission, gross negligence, or recklessness of Consultant or Consultant Personnel including Brian Hungerford, or which arise from Consultant’s breach of this Agreement or which arise from an injury to any employee assigned to Client including Brian Hungerford, irrespective of fault or causation. Consultant specifically waives any statutory immunity conferred upon it as an employer under any workers’ compensation laws).

MASTER SERVICES AGREEMENT

8. Restrictive Covenants. Consultant including Brian Hungerford acknowledges that in the course of this engagement, they will have extensive contact with customers, vendors, suppliers, and/or access to confidential or proprietary information relating to customers, suppliers, vendors and confidential financial information as well as information related to Client’s employees. Consultant including Brian Hungerford also acknowledge Client’s need to protect its good will with its customers, vendors, suppliers and other third parties. Consultant including Brian Hungerford further understands that they have obligations not to interfere with Client’s business relationships with customers, vendors, suppliers and its employees and that those obligations continue beyond this engagement. Therefore, in consideration of the terms set forth in this Agreement, which the parties both acknowledge is good, valuable, and sufficient consideration Consultant, including Brian Hungerford both expressly agree that:

(a) From the date of this Agreement through two years following the end of engagement, Consultant including Brian Hungerford will not, for themselves or on behalf of any other person, firm, partnership, corporation, association, or any other entity, engage in, or become interested in, directly or indirectly, any Business which is in competition with Client or its related entities, whether as a principal, partner, agent, executive, director, officer, contractor, distributor, or in any other capacity. For the purposes of this Agreement, “Business” means any business, whether via an entity or individual involved in any way in gynecologic or women’s health diagnostic devices or services.

(b) From the date of this Agreement through two years following the end of engagement, Consultant, including Brian Hungerford, will not, for themselves or on behalf of any other person, firm, partnership, corporation, association, or any other entity, whether as a principal, partner, agent, executive, director, officer, contractor, distributor, or in any other capacity, initiate contact with and/or call upon any customers, suppliers or vendors of Client or any others doing business with Client or its related entities, (collectively “Client’s Business Partners”) for the purpose of soliciting Business from Client, or diverting or taking away such Business from Client or any of its related entities.

(c) From the date of this Agreement through two years following the end of this engagement, Consultant including Brian Hungerford, will not either directly or indirectly, whether as a principal, partner, agent, executive, director, officer, contractor, distributor, or in any other capacity, solicit or entice any employee of Client or its related entities to leave the employment of Client or any of its related entities.

Consultant including Brian Hungerford agree and acknowledge that the restrictions in this Agreement are reasonable in scope, area, and duration, given the highly competitive nature of Client’s business and are required for Client’s protection of its legitimate business interests in its customer, prospective customer, vendor, supplier, contractor and employee relationships, and will not result in any undue hardship for Consultant including Brian Hungerford.

The time frames referenced in this Section 6 Non-Competition/Non-Solicitation provision of this Agreement shall be tolled and extended during any period in which Consultant including Brian Hungerford is in violation of this Section 6 and that all restrictions set forth in this Section 6 shall automatically be extended by the period Consultant including Brian Hungerford is in violation of any such restrictions.

MASTER SERVICES AGREEMENT

9. Confidentiality.

(a) Purpose. Each Party hereto may disclose to the other certain confidential technical and business information which the Disclosing Party desires the Receiving Party to treat as confidential.

(b) “Confidential Information” means all information, whether in written, verbal, graphic, electronic and any other form, that is valuable and not generally known by Disclosing Party’s competitors, nor is available in the public domain including without limitation, business plans, forecasts, information strategies, projections or analyses, software, hardware or systems designs, specifications, data processes, documentation, architecture, structure, protocols and customer information, plans, programs, plants, processes, equipment, instruments, costs, operations, materials, compounds, formulations, annual or quarterly financial reports or other financial information, balance sheets, and profit and loss statements, disclosed by one Party (the “Disclosing Party”) to the other (the “Receiving Party”) which is designated as “Confidential,” “Proprietary” or some similar designation, provided, that the failure to so mark information shall not prevent its being treated as Confidential Information if it is reasonably clear that the information is commercially sensitive information. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the Disclosing Party; (ii) becomes publicly known and made generally available after disclosure by the Disclosing Party to the Receiving Party through no action or inaction of the Receiving Party; (iii) is already in the possession of the Receiving Party at the time of disclosure by the Disclosing Party as shown by the Receiving Party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the Receiving Party from a third Party without a breach of such third Party’s obligations of confidentiality; (v) is independently developed by the Receiving Party without use of or reference to the Disclosing Party’s Confidential Information, as shown by documents and other competent evidence in the Receiving Party’s possession; or (vi) is required by law to be disclosed by the Receiving Party, provided that the Receiving Party gives the Disclosing Party prompt written notice of such requirement prior to such disclosure and cooperation in Disclosing Party’s efforts to obtain an order protecting the information from public disclosure, provided that, after providing notice to Disclosing Party, Receiving Party may disclose such Confidential Information required by law when it is advised by counsel to do so.

(c) Non-use and Non-disclosure. The Receiving Party agrees not to use any Confidential Information of the Disclosing Party for any purpose except in connection with business relationship and services provided by and between the Parties. The Receiving Party agrees to disclose any Confidential Information of the Disclosing Party only to the Receiving Party’s employees, agents, or contractors who are required to have the information for the permissible uses of set forth above and have agreed to keep such information confidential in accordance with this Agreement. The Receiving Party shall not reverse engineer, disassemble or decompile any prototypes or other tangible objects which embody the Disclosing Party’s Confidential Information.

MASTER SERVICES AGREEMENT

(d) Maintenance of Confidentiality. The Receiving Party agrees that it shall take at least those measures that it takes to protect its own Confidential Information, which in no event shall be less protective than reasonable measures, to protect the secrecy of and avoid disclosure and unauthorized use of the Confidential Information of the Disclosing Party. If copies of Confidential Information are made, each Party shall reproduce the other Party’s proprietary rights notices (if any) on any such copies, in the same manner in which such notices were set forth in or on the original.

(e) No obligation. Nothing herein shall obligate either Party to proceed with a Transaction between them, and each Party reserves the right, in its sole discretion, to terminate the discussions contemplated by this Agreement concerning a Transaction.

(f) Return of Materials. All documents and other tangible objects containing or representing Confidential Information which have been disclosed by either Party to the other Party, and all copies thereof which are in the possession of the other Party, shall be and remain the property of the Disclosing Party and shall be promptly returned to the Disclosing Party or destroyed upon the Disclosing Party’s written request. Notwithstanding the return or destruction of the Confidential Information, each Party will continue to be bound by its obligations of the confidentiality and other obligations hereunder.

(g) No License. Nothing in this Agreement is intended to grant any rights to either Party under any patent, trademark, service mark or copyright of the other Party, nor shall this Agreement grant any Party any rights in or to the Confidential Information of the other Party except as expressly set forth herein.

10. Consultant Representations, Covenants; Performance. Consultant represents, warrants and covenants to the Client as follows: (i) it shall use established, sound and professional principles and practices in accordance with the customary professional and industry standards; (ii) all work product shall be of professional quality, technical accuracy and completeness; (iii) Consultant shall comply with all applicable laws, ordinances, codes and regulations in performing the services under this Agreement; (iv) Consultant shall withhold all necessary taxes incident to the employer-employee relationship, and pay all such related employer taxes, assessments and other legal obligations with respect to Consultant Personnel including Brian Hungerford and indemnify Client for all such employer related taxes and assessments and legal obligations including but not limited to FICA; and (v) this Agreement will not violate any other agreement to which Consultant, or Consultant Personnel including Brian Hungerford are or becomes a Party, nor any law, court order or decree to which Consultant is subject. Consultant further represents that it is an equal employment opportunity employer and is and will remain in full compliance with any and all applicable anti-discrimination laws, rules, and regulations. Consultant and Consultant Personnel including Brian Hungerford agree not to harass, discriminate against, or retaliate against any employee of Client because of race, national origin, age, sex, religion, disability, marital status, sexual orientation, gender identity or other category protected by law; In the event of any complaint of unlawful discrimination, harassment, or retaliation by any ASSIGNED EMPLOYEE, Consultant including Brian Hungerford agree to cooperate in the prompt investigation and resolution of such complaint.

MASTER SERVICES AGREEMENT

11. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed duly given (i) when delivered personally or by prepaid overnight courier, with a record of receipt, (ii) the 4th day after mailing if mailed by certified mail, return receipt requested, or (iii) the day of transmission, if sent by email during regular business hours, or the day after transmission, if sent after regular business hours (with a copy promptly sent by prepaid overnight courier with record of receipt or by certified mail, return receipt requested), to Consultant and the Client at their respective addresses or emails set forth below (or to such other address or email as each Party may have specified by notice given to the other Party pursuant to this provision):

If to the Consultant, addressed to:	Hungerford Consulting LLC
c/o Brian Hungerford
[REDACTED]
[REDACTED]
Email: brian@h4dconsulting.com

With a copy to:	George A. Kurisky, Jr.
1221 Lamar Street, Suite 1000
Houston, Texas 77010
Email: gkurisky@jdkglaw.com

If to the Client, addressed to:	Aspira Women’s Health, Inc.
c/o Michael Buhle
3 Enterprise Dr. Ste 220
Shelton CT 06484
Address line 2 (from above)
Email: mbuhle@aspirawh.com

With an email copy to:	John Kallassy
jkallassy@aspirawh.com

12. Amendments and Waivers. This Agreement may be amended, supplemented, or changed, and any provision hereof may be waived, only by written instrument making specific reference to this Agreement signed by the Party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of a Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by a Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of a Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by applicable law.

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13. No Presumption against Drafter. Each of the Parties has jointly participated in the negotiation and drafting of this Agreement. In the event there arises any ambiguity or question of intent or interpretation with respect to this Agreement, this Agreement shall be construed as if drafted jointly by both Parties and no presumptions or burdens of proof shall arise favoring any Party by virtue of the authorship of any of the provisions of this Agreement.

14. Interpretation. The headings preceding the text of sections and subsections included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. References to any “Section” shall refer to a section of this Agreement. The symbol “$” shall be deemed to mean United States dollars.

15. Nonassignability. Neither Party may assign this Agreement or of any rights or obligations hereunder (by operation of law or otherwise) without the prior written consent of the other Party and any attempted assignment without the required consent shall be void.

16. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns consistent with the above Section 13. Except as disclosed in Section 9, nothing in this Agreement shall create or be deemed to create any third-Party beneficiary rights in any person or entity not a Party to this Agreement.

17. Equitable Remedies. Consultant acknowledges that should Consultant, or Consultant Personnel including Brian Hungerford violate any of the Restrictive Covenants, it will be difficult to determine the resulting damages to the Client and, in addition to any other remedies the Client may have, (a) the Client shall be entitled to temporary injunctive relief without being required to post a bond and permanent injunctive relief without the necessity of proving actual damage; and (b) the Client shall have the right to offset payments of compensation hereunder to the extent of any money damages incurred or suffered by the Client which have been agreed to by the Client and Consultant in writing or determined with finality by a court of competent jurisdiction. Consultant shall be liable to pay all costs including reasonable attorneys’ fees and expenses which the Client may incur in enforcing or defending, to any extent, any of the Restrictive Covenants, including litigation of any appeal taken or defended by the Client where such Party succeeds in enforcing any of the Restrictive Covenants. The Client may elect to seek one or more of these remedies at its sole discretion on a case-by-case basis. Failure to seek any or all remedies in one case shall not restrict the Client from seeking any remedies in another situation. Such action by the Client shall not constitute a waiver of any of its rights.

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18. Governing Law. THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, ANY CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY AND INTERPRETED, CONSTRUED, AND DETERMINED IN ACCORDANCE WITH, THE APPLICABLE PROVISIONS OF THE INTERNAL LAWS OF THE STATE OF TEXAS (EXCEPTING THE CHOICE OF LAW RULES OF SUCH STATE).

19. Mediation and Alternate Dispute Resolution Procedures.

a. Amicable Dispute Resolution. In the event a dispute is submitted by one Party to the other to include Consultant Personnel/Brian Hungerford, in writing (the “Dispute Notice”), the Parties shall, within ten (10) days, make a good faith effort to meet, actively discuss, and attempt to amicably resolve any outstanding issues.

b. Mediation. In the event the Parties are unable to amicably resolve any dispute arising out of or in connection with this Agreement, the Parties, including Consultant Personnel and Brian Hungerford, agree to submit the matter to mediation, not later than forty-five (45) days after the Dispute Notice, prior to the institution of any arbitration proceedings. Such mediation shall be conducted exclusively in Connecticut, before a mediator agreed upon by the Parties. Costs for the mediator shall be borne equally by the Parties. Each Party shall bear its own legal costs and other expenses related to any dispute.

c. Arbitration. If the dispute has not been settled pursuant to mediation, within forty-five (45) days or within such other period as the Parties may agree in writing, such dispute, except as provided below, shall be finally settled under the Rules of the American Arbitration Association (the “Arbitration Rules”) by one or more arbitrators appointed in accordance with the Arbitration Rules.

d. Place of Arbitration. Unless otherwise agreed by all Parties to the arbitration, the arbitration shall be conducted in Connecticut.

e. Language. The arbitration proceedings shall be conducted in the English language with appropriate arrangements made for the translation of any oral testimony.

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20. Waiver of Jury Trial. THE PARTIES INCLUDING CONSULTANT PERSONNEL/BRIAN HUNGERFORD, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

21. Severability. If any term or provision of this Agreement shall, to any extent, be held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby and this Agreement shall be deemed severable and shall be enforced otherwise to the full extent permitted by applicable law; provided, however, that such enforcement does not deprive any Party hereto of the benefit of the bargain.

22. Entire Agreement. This Agreement constitutes the entire understanding and agreement among the Parties and supersede all prior agreements and understandings, oral and written, among the Parties with respect to the subject matter hereof and thereof.

23. Counterparts. This Agreement may be executed electronically and in one or more counterparts, each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Party, but all of which together shall constitute one and the same instrument.

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MASTER SERVICES AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement the day and year first above written.

“CONSULTANT”

Hungerford Consulting LLC

By:	/s/ Brian Hungerford
Name:	Brian Hungerford
Title:	CEO

“CLIENT”

Aspira Women’s Health

By:	/s/ Michael Buhle
Name:	Michael Buhle
Title:	CEO

I, Brian Hungerford, in consideration of the terms and conditions set forth in this Master Services Agreement as well as in any Statement of Work, guarantee performance of Consultant’s obligations set forth herein and agree that I am personally subject to and will comply with Sections 8 (Restrictive Covenants), 9 (Confidentiality), 17 (Equitable Remedies), 18 (Choice of Law), 19 (Mediation and Arbitration) and 20 (Waiver of Jury Trial) of this Master Services Agreement.

/s/ Brian Hungerford	Date:	Sept 2, 2025
Brian Hungerford

MASTER SERVICES AGREEMENT

APPENDIX A

ACH Instructions

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